ROBOCOM SYSTEMS INTERNATIONAL INC.                                  EXHIBIT 10.8

                              CONSULTING AGREEMENT

      AGREEMENT made this 16th day of May, 2000 by and between LAWRENCE B. KLEIN (the "Consultant"), an individual residing at 2378 Aron Drive East, Seaford, New York 11783, and ROBOCOM SYSTEMS INTERNATIONAL INC. (the "Company"), a New York corporation with offices located at 511 Ocean Avenue, Massapequa, New York 11758.

      WHEREAS, the Company desires to avail itself of and obtain the Consultant's experience, skill, ability and knowledge with respect to certain marketing strategy needs of the Company; and

      WHEREAS, the Consultant is willing to be engaged by the Company for the purposes hereinafter more fully set forth;

      NOW, THEREFORE, in consideration of the covenants herein, the parties agree as follows:

      1. The Company hereby engages and retains the Consultant to render, and the Consultant hereby agrees to utilize its best efforts in rendering to the Company, the consulting services hereinafter described for a period of 12 months commencing on the date hereof. The provisions of paragraph 8 shall survive the termination of this agreement.

      2. The Consultant's services hereunder shall consist of consulting with and rendering advice to the Company with respect to the Company's marketing affairs as the Company may from time to time require during the term of this Agreement.

      3. The Company agrees that the Consultant shall not be prevented or barred from rendering any services of similar or dissimilar nature for or on behalf of any person, individual, firm or corporation other than the Company, including business substantially similar to but not directly competitive with the business of the Company.

      4. In consideration of the Consultant's services hereunder, the Company shall pay Consultant a retainer fee at the annual amount of $18,000 for approximately twenty days' services during the term of this Agreement to be rendered by Consultant under this Agreement. The fees payable to the Consultant will be paid at a monthly rate of $1,500 less the amount paid by the Company for health benefits directly provided to the Consultant.

      5. The Consultant shall be entitled to reimbursement by the Company of any and all expenses incurred by the Consultant in performing services requested by the Company under this Agreement upon presentation of a statement outlining such expenses. Such expenses may include airfare, lodging and other necessary expenses.

      6. All final decisions with respect to advice or services rendered by the Consultant hereunder shall be those of the Company, and there shall be no liability whatsoever on the part of the Consultant to the Company in connection therewith.

      7. This Agreement may not be transferred, assigned, delegated, sold or in any manner hypothecated or pledged by any of the parties hereto without the prior written consent of both parties.

      8. The Consultant agrees to keep confidential all information obtained from the Company. The Consultant agrees that neither he nor his employees, agents or attorneys, if any, will disclose to any other person or entity, or use for any purpose other than as specified herein, any information pertaining to the Company or any affiliate thereof which is either non-public, confidential or proprietary in nature ("Information") which he obtains or is given access to during the performance of the services provided hereunder. The Consultant also agrees that only those of his employees, agents and attorneys who have a need-to-know to perform the services contracted herein and are under an obligation to maintain the confidentiality of the Information will be given access to the Information.

      9. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and there are no representations or warranties other than as contained herein. No waiver or modification hereto shall be valid unless in writing.

      10. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.

                                         /s/ Lawrence B. Klein
                                        ----------------------------------------
                                        LAWRENCE B. KLEIN


                                        ROBOCOM SYSTEMS INTERNATIONAL INC.

                                        By: /s/ David Dinin
                                           -------------------------------------
                                             DAVID DININ, PRESIDENT